Registration No. ____________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE STANDARD REGISTER COMPANY

(Exact name of issuer as specified in its Charter)

   Ohio

31-0455440

(State of Incorporation)

(I.R.S. Employer Identification No.)

600 Albany Street, Dayton, Ohio

45408

(Address of Principal Executive Offices)

(Zip Code)

THE STANDARD REGISTER COMPANY 2002 EQUITY INCENTIVE PLAN

THE CRAIG J. BROWN RESTRICTED SHARE PLAN

THE ROBERT J. CRESCENZI RESTRICTED SHARE PLAN

THE PETER A. DORSMAN RESTRICTED SHARE PLAN

THE MICHAEL T. JACOUTOT RESTRICTED SHARE PLAN

THE JEFFREY P. KENNY RESTRICTED SHARE PLAN

THE MARK E. LITTLE RESTRICTED SHARE PLAN

THE JOSEPH P. MORGAN RESTRICTED SHARE PLAN

THE DENNIS L. REDIKER RESTRICTED SHARE PLAN

THE JEFFREY R. RELICK RESTRICTED SHARE PLAN

THE M. JAY ROMANS RESTRICTED SHARE PLAN

THE HARRY A. SEIFERT RESTRICTED SHARE PLAN

THE LAURIE A. SPEIGELBERG RESTRICTED SHARE PLAN

 (Full Title of the Plan)

Charles F. Hertlein, Jr., Esq.

Dinsmore & Shohl LLP

1900 Chemed Center

255 East Fifth Street

Cincinnati, Ohio  45202

 (Name, address, zip code, telephone number,

and area code of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Offering Price	Amount of Registration Fee
Common Stock, $1.00 par value	3,703,932	$28.63	$106,043,573.16	$9,756.01

Approximate date of proposed commencement of sales hereunder:

As soon as practicable after the effective date of this Registration Statement

*

Based pursuant to Rule 457(c) and 457(f)(1), on the average of the high and low prices of the common stock of The Standard Register Company on the New York Stock Exchange on April 12, 2002, a date within 5 days of the date on which this Registration Statement is filed.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Part I of Form S-8 is set forth in the “Prospectus.”  The Prospectus is a part of the Section 10(a) Prospectus to which this Registration Statement relates but it is not filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.

Incorporation of Documents by Reference.

The Standard Register Company (the “Registrant”) states that the documents listed below are incorporated by reference in this Registration Statement.  Registrant further states that all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement.

•

The Registrant’s Annual Report on Form 10-K for the year ended December 30, 2001.

•

All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act since December 30, 2001.

•

The description of the Common Stock contained on the Company’s Form 8-A Registration Statement under the Securities Exchange Act of 1934, effective May 13, 1996.

Item 4.

Description of Securities.

Not Applicable.

Item 5.

Interests of Named Experts and Counsel.

The legality of the Common Stock offered hereby will be passed upon for the Company by Dinsmore & Shohl LLP, 1900 Chemed Center, 255 East Fifth Street, Cincinnati, Ohio 45202.  As of March 31, 2002, partners of Dinsmore & Shohl LLP and attorneys associated therewith, and their families, beneficially owned approximately 2,000 shares of Registrant’s Common Stock.

Item 6.

Indemnification of Directors and Officers.

The Registrant’s Regulations provide that the Registrant shall indemnify each director, officer, employee or agent of the Registrant to the fullest extent permitted by law.

Ohio corporate law provides, with limited exceptions, that a director may be held liable in damages for acts or omissions as a director only if it is proven by clear and convincing evidence that the director undertook the act or omission with deliberate intent to cause injury to the corporation or with reckless disregard for its best interests.

The indemnification provisions of Ohio corporate law require indemnification of a director who has been successful on the merits or otherwise in defense of any action that he or she was a party to because he or she is or was a director of the corporation.  The indemnification authorized by Ohio corporate law is not exclusive and is in addition to any other rights granted to directors.

In addition, the Registrant maintains director and officer liability insurance which provides coverage against certain liabilities.

Item 7.

Exemption From Registration Claimed.

Not Applicable.

Item 8.

Exhibits.

Exhibit No.

Description

5, 23 (a)

Opinion of Dinsmore & Shohl LLP as to the legality of the securities being registered.

23(b)

Consent of Battelle & Battelle LLP, independent accountants

24

Power of Attorney**

**

Contained herein on the signature page

Item 9.

Undertakings.

A.

The undersigned registrant hereby undertakes:

i.

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

ii.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

iii.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dayton, State of Ohio on April 18, 2002.

The Standard Register Company

By:  /s/Dennis L. Rediker

Dennis L. Rediker, President & Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Paul H. Granzow, Dennis L. Rediker and Craig J. Brown, and each of them, jointly and severally, as his true and lawful attorney-in-fact and agent, each with full power of substitution, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-8, and to perform any acts necessary to be done in order to file such amendment with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature

Title

Date

/s/Dennis L. Rediker

Chief Executive

April 18, 2002

Dennis L. Rediker

Officer

(Principal Executive

Officer)

/s/Craig J. Brown

Chief Financial Officer and

April 18, 2002

Craig J. Brown

Treasurer (Principal Financial

and Accounting Officer)

Directors:

Date

/s/Roy W. Begley, Jr.

April 18, 2002

Roy W. Begley, Jr.

/s/F. David Clarke, III

April 18, 2002

F. David Clarke, III

/s/Paul H. Granzow

April 18, 2002

Paul H. Granzow

/s/Graeme G. Keeping

April 18, 2002

Graeme G. Keeping

/s/Dennis L. Rediker

April 18, 2002

Dennis L. Rediker

/s/Ann Scavullo

April 18, 2002

Ann Scavullo

, 2002

John J. Schiff, Jr.

/s/John Q. Sherman, II

April 18, 2002

John Q. Sherman, II

INDEX TO EXHIBITS

Exhibit No.	Description	Page
5, 23 (a)	Opinion of Dinsmore & Shohl LLP as to the legality of the securities being registered.
23(b)	Consent of Battelle & Battelle, LLP, independent accountants
24	Power of Attorney	**

**

Contained herein on the signature page

Exhibits 5 and 23(a)

       Charles F. Hertlein, Jr.

           (513) 977-8315

April 17, 2002

The Standard Register Company

600 Albany Street

Dayton, Ohio 45408

Ladies and Gentlemen:

This opinion is rendered for use in connection with the Registration Statement on Form S-8, prescribed pursuant to the Securities Act of 1933, to be filed by The Standard Register Company (the “Company”) with the Securities and Exchange Commission on or about April 17, 2002, under which 3,703,932 shares of the Company’s Common Stock, $1.00 par value, (“Common Stock”) are to be registered.

We hereby consent to the filing of this opinion as Exhibits 5 and 23(a) to the Registration Statement and to the reference to our name in the Registration Statement.

As counsel to the Company, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such statutes, documents, corporate records, certificates of public officials, and other instruments as we have deemed necessary for the purpose of this opinion, including the Company’s Articles of Incorporation and Regulations and the record of proceedings of the stockholders and directors of the Company.

Based upon the foregoing, we are of the opinion that:

1.

The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Ohio.

2.

When the Registration Statement shall have been declared effective by order of the Securities and Exchange Commission and up to 3,703,932 shares of Company Common Stock have been issued and sold upon the terms set forth in the Registration Statement, such shares will be legally and validly issued and outstanding, fully-paid and nonassessable.

Very truly yours,

DINSMORE & SHOHL LLP

/s/Charles F. Hertlein, Jr.

Charles F. Hertlein, Jr.

Exhibit 23(b)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 28, 2002 relating to the consolidated financial statements, which appears in The Standard Register Company’s Annual Report on Form 10-K for the year ended December 30, 2001.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/BATTELLE & BATTELLE LLP

BATTELLE & BATTELLE LLP

Dayton, Ohio

April 17, 2002